Exhibit 99.1

CenterState Banks of Florida, Inc.

PRESS RELEASE

May 20, 2005

Contact:	Ernest S. Pinner
Chairman, President and Chief Executive Officer
CenterState Banks of Florida, Inc.
1101 First Street South, Suite 202
Winter Haven, Florida 33880
(863) 293-2600

FOR IMMEDIATE RELEASE

CENTERSTATE BANKS OF FLORIDA, INC. ANNOUNCES STOCK OFFERING

CenterState Banks of Florida, Inc. (Nasdaq: CSFL) today announced that it had filed with the Securities and Exchange Commission a registration statement relating to the proposed public offering of 1,000,000 shares of its common stock, par value $0.01 per share. The underwriters have an over allotment option for an additional 150,000 shares. The exact terms of the offering, which will be made only by a prospectus, have not yet been disclosed. The shares will be offered in an underwritten offering managed by Keefe, Bruyette & Woods and SunTrust Robinson Humphrey, with Keefe, Bruyette & Woods acting as lead manager.

CenterState is a multi-bank holding company headquartered in Winter Haven, Florida, that owns all of the outstanding shares of CenterState Bank West Florida, N.A., First National Bank of Osceola County, First National Bank of Polk County, and CenterState Bank of Florida. The four subsidiary banks are full service commercial banks, providing a wide range of business and consumer financial services in their target marketplace, which is comprised primarily of Citrus, Hernando, Orange, Osceola, Pasco, Polk, and Sumter Counties in Florida.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

To obtain a copy of the written prospectus, when available, please contact, Keefe, Bruyette & Woods at 787 Seventh Avenue – 4th Floor, New York, NY 10019 and SunTrust Robinson Humphrey at 3333 Peachtree Road, NE, Atlanta, Georgia 30326.

Except for historical information contained herein, this news releases contains comments or information that constitutes forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements.

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